Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 29, 2016, Ameri Holdings, Inc. (the ''Company,'' ''we,'' ''our'' or ''us'') completed the acquisition of DC&M Partners, L.L.C. (''DC&M''). The accompanying unaudited pro forma condensed consolidated combined balance sheets as of June 30, 2016 presents our historical financial position combined with DC&M as if the acquisition and the financing for the acquisition had occurred on June 30, 2016. The accompanying unaudited pro forma condensed consolidated combined statements of operations for the fiscal year ended December 31, 2015 and the six months period ended June 30, 2016 present the combined results of our operations with DC&M as if the acquisition and the financing for the acquisition had occurred on December 31, 2015 and June 30, 2016. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company's future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our consolidated financial statements for the six months ended June 30, 2016 and our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2016 and DC&M audited financial statements as of and for the years ended December 31, 2015 and 2014 and DC&M unaudited consolidated financial statements as of and for the three and six months ended June 30, 2016 and 2015.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire DC&M of approximately $15.816 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

Exhibit 99.3 -- Page 1

Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2016

	Ameri Holdings, Inc.	DC&M Partners, L.L.C.	Combined Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,603,663	$2,570,828	$6,174,491		$-	$6,174,491
Accounts receivable	4,133,570	3,206,166	7,339,736		-	7,339,736
Other current assets	481,221	21,000	502,221			502,221
Total current assets	8,218,454	5,797,994	14,016,448		-	14,016,448

Investments	-	-	-	1	15,816,000	-
				2	(15,816,000)
Fixed assets	129,343	4,907	134,250		-	134,250

Intangible assets-net	2,975,617	-	2,975,617	2	5,400,000	8,375,617

Other assets	-	1,263	1,263		-	1,263

Goodwill	3,820,032	-	3,820,032	2	7,959,347	11,779,379

TOTAL ASSETS	$15,143,446	$5,804,164	$20,947,610		$13,359,347	$34,306,957

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$3,220,206	$2,750,030	$5,970,236		$-	$5,970,236
Line of credit	1,407,369	-	1,407,369		-	1,407,369
Other accruals and current liabilities	1,417,098	597,481	2,014,579		-	2,014,579
Taxes payable	-	-	-		-	-
Consideration payable	1,186,609	-	1,186,609	1	15,816,000	17,002,609
Total current liabilities	7,231,282	3,347,511	10,578,793		15,816,000	26,394,793

Long-term liabilities
Convertible notes	5,000,000		5,000,000		-	5,000,000
Long term acquisition consideration	500,000		500,000		-	500,000
Total current and long-term liabilities	12,731,282	3,347,511	16,078,793		15,816,000	31,894,793

Stockholder's equity:
Preferred shares	-	-	-		-	-
Common stock	134,854	-	134,854		-	134,854

Additonal paid-in capital	5,700,286	(2,514,560)	3,185,726	2	2,514,560	5,700,286
Retained earnings	(3,422,976)	4,971,213	1,548,237	2	(4,971,213)	(3,422,976)
Total stockholder's equity	2,412,164	2,456,653	4,868,817		(2,456,653)	2,412,164

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$15,143,446	$5,804,164	$20,947,610		$13,359,347	$34,306,957

Exhibit 99.3 -- Page 2

		Ameri Holdings, Inc.	DC&M Partners, L.L.C.
Pro Forma Adjustments

1	Investment in subsidiary	15,816,000
	Consideration payable		15,816,000

	To record investment for DC&M. Consideration payable of $5,400,000 and issuance of 1,600,000 shares on July 29, 2018 at $6.51 per share as of June 30, 2016.

2	Investment in subsidiary		15,816,000
	Additional Paid in Capital		2,514,560
	Retained earnings	4,971,213
	Intangible assets	5,400,000
	Goodwill	7,959,347

Exhibit 99.3 -- Page 3

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2015

	Ameri Holdings, Inc.	DC&M Partners, L.L.C.	Combined Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue	$15,976,422	$17,865,584	$33,842,006	$-	$33,842,006
Cost of revenue	10,225,424	14,518,816	24,744,240	-	24,744,240
Gross profit	5,750,998	3,346,768	9,097,766	-	9,097,766
Operating expenses:				-
Selling, general and administrative	5,807,760	2,182,795	7,990,555	-	7,990,555
Nonrecurring expenses	1,655,962	-	1,655,962	-	1,655,962

Income before other income / (expenses)	(1,712,724)	1,163,973	(548,751)	-	(548,751)

Net interest expense	238,371	146	238,517	-	238,517
Other income (expense)	(89,818)	9,000	(80,818)	-	(80,818)
Depreciation and amortization	157,941	-	157,941	-	157,941

Net income before income tax	(2,019,218)	1,173,119	(864,391)	-	(864,391)
Provision for income taxes	128,460	(87,180)	41,280	-	41,280

Income (loss) from continuing operations	(1,890,758)	1,085,939	(823,111)	-	(823,111)

Unrealized foreign currency translation income	-	-	-	-	-

Net and comprehensive income for the period	$(1,890,758)	$1,085,939	$(823,111)	$-	$(823,111)

Net income (loss) per common share from continuing operations:

Basic	$(0.17)	$-	$(0.07)	$-	$(0.07)
Diluted	$(0.16)	$-	$(0.06)	$-	$(0.06)

Weight average common share outstanding:
Basic	11,043,434	-	11,043,434	-	11,043,434
Diluted	11,874,361	1,600,000	13,474,361	-	13,474,361

Exhibit 99.3 -- Page 4

AMERI HOLDINGS, INC.
Unaudited Pro Forma Combined Statement of Operations
For the six month period ended June 30, 2016

Ameri Holdings, Inc.	DC&M Partners, L.L.C.	Combined Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue	$13,699,902	$10,601,951	$24,301,853	$-	$24,301,853
Cost of revenue	10,926,845	8,475,405	19,402,250	-	19,402,250
Gross profit	2,773,057	2,126,546	4,899,603	-	4,899,603
Operating expenses:
Selling, general and administrative	3,862,779	1,077,433	4,940,212	-	4,940,212
Nonrecurring expenditure	615,220	-	615,220	-	615,220

Income before other income / (expenses)	(1,704,942)	1,049,113	(655,829)	-	(655,829)

Net Interest expense	(384,007)	(310)	(384,317)	-	(384,317)
Other income (expense)	(2,414)	-	(2,414)	-	(2,414)
Depreciation and amortization	(213,013)	-	(213,013)	-	(213,013)
Income Tax Expense	-	(65,775)	(65,775)	-	(65,775)

Net income before income tax	(2,304,376)	983,028	(1,321,348)	-	(1,321,348)
Provision for income taxes	-	-	-	-

Income (loss) from continuing operations	(2,304,376)	983,028	(1,321,348)	-	(1,321,348)

Unrealized foreign currency translation income	(65,698)	-	(65,698)	-	(65,698)

Net and comprehensive income for the period	$(2,370,074)	$983,028	$(1,387,046)	$-	$(1,387,046)

Net income (loss) per common share from continuing operations:

Basic	$(0.20)	$-	$(0.11)	$-	$(0.11)
Diluted	$(0.14)	$-	$(0.07)	$-	$(0.07)

Weight average common share outstanding:
Basic	11,493,097	-	11,493,097	-	11,493,097
Diluted	16,240,410	1,600,000	17,840,410	1	-	17,840,410

Pro Forma Adjustments

(1)  To effect shares that will be issued upon acquisition and elimination of DC&M Partners, L.L.C. members equity accounts.

Exhibit 99.3 -- Page 5

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Ameri Holdings, Inc. (the "Company") and DC&M Partners, L.L.C. ("DC&M) historical consolidated financial statements as adjusted to give effect to the acquisition of DC&M by the Company. The unaudited pro forma combined statements of operations for the six-month period ended June 30, 2016 and the 12 months ended December 31, 2015 give effect to the DC&M acquisition as if it had occurred on January 1, 2015. The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the DC&M acquisition as if it had occurred on June 30, 2016.

Note 2 — Preliminary purchase price allocation

On July 29, 2016, the Company acquired DC&M for total consideration of approximately $15.816 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of DC&M based on management's best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for DC&M as of June 30, 2016 to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

June 30, 2016
Total purchase price	$15,816,000

Cash and cash equivalents	2,564,108
Accounts receivable	3,206,166
Deposit and other expense	22,263
Other - Customer Lists	5,400,000
Total identifiable assets	11,192,537

Accounts payable and accrued expenses	2,743,310
Taxes Payable	-
Other payable	592,538
Total liabilities assumed	3,335,848

Net assets acquired	7,856,689

Total pro forma goodwill	$7,959,311

Exhibit 99.3 -- Page 6

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of DC&M's identifiable assets acquired and liabilities assumed as shown in Note 2.

Exhibit 99.3 -- Page 7